UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2021

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other Jurisdiction of Incorporation Or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

124 Dvora Hanevi’a Street

Tel Aviv 6944020,  Israel

(Address of Principal Executive Offices, including Zip Code)

+972-  3-914-8213

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one Ordinary Share	TEVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed in footnote 12 to Teva Pharmaceutical Industries Limited’s (“Teva”) quarterly report on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on October 27, 2021 (the “Quarterly Report”), the Israeli tax authorities issued tax assessment decrees for 2008-2012 and 2013-2016, challenging Teva’s positions on several issues. Teva has protested the 2008-2012 and 2013-2016 decrees before the Central District Court in Israel.

In October 2021, the Central District Court in Israel ruled in favor of the Israeli tax authorities with respect to 2008-2011. The case with respect to 2012-2016 remains pending with similar legal claims. The October 2021 Central District Court ruling finds Teva has a tax liability to the Israeli government for 2008-2011 of approximately $350 million. A reserve for a substantial portion of such amount has been provided in Teva’s financial statements for the quarter ended September 30, 2021 included in the Quarterly Report. Teva will review its reserve with respect to this and other related matters following its evaluation of the impact of this recent court ruling. Teva intends to appeal this ruling and believes that it has meritorious defenses to this claim. While Teva believes it has adequately provided for these items, further adverse rulings could be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2021

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Eli Kalif
Name:	Eli Kalif
Title:	Executive Vice President, Chief Financial Officer

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